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EXHIBIT 2.4

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re:	)
	)	Chapter 11
PLATINUM ENTERTAINMENT, INC.,	)
a Delaware corporation,	)	Case No. 00 B 21646
)
Debtor	)	Honorable Eugene R. Wedoff

ORDER APPROVING DISCLOSURE STATEMENT AND SUMMARY DISCLOSURE STATEMENT, AND FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS OF PLAN, DEADLINE FOR FILING OBJECTIONS TO CONFIRMATION OF THE PLAN, AND DATE FOR HEARING ON CONFIRMATION OF THE PLAN

    A Disclosure Statement to First Amended Joint Plan of Reorganization (the "Disclosure Statement") and a Summary Disclosure Statement for Equity Security Holders Regarding the Joint Amended Plan of Reorganization (the "Summary") under chapter 11 of the Bankruptcy Code having been filed by Platinum Entertainment, Inc. (the "Debtor") on June 15, 2001, referring to the First Amended Joint Plan of Reorganization Dated June 15, 2001 (the "Plan"), filed by the Debtor and the Official Committee of Unsecured Creditors on June 15, 2001; and

    It having been determined after hearing on notice that the Disclosure Statement and Summary contain adequate information:

    IT IS HEREBY ORDERED, AND NOTICE IS HEREBY GIVEN, THAT:

      A.  The Disclosure Statement and the Summary filed by the Debtor, dated June 15, 2001, are approved.

      B.  July 23, 2001, is fixed as the last day for filing written acceptances or rejections of the Plan referred to above.

      C.  Within 5 days after the entry of this order, the Plan and the Disclosure Statement and a ballot conforming to Official Form 14 shall be mailed to creditors and other parties in interest, the Summary shall be mailed to equity security holders, and the Plan and Disclosure Statement shall be transmitted to the United States trustee, as provided in Fed. R. Bankr. P. 3017(d).

      D.  July 26, 2001, at 10:30 a.m. is fixed for the hearing on confirmation of the plan.

      E.  July 23, 2001, is fixed as the last day for filing and serving pursuant to Fed. R. Bankr. P. 3020(b)(1) written objections to confirmation of the Plan.

      F.  The Debtor shall file a ballot report by July 25, 2001.

Dated:	Entered:
June 21, 2001
/s/ EUGENE R. WEDOFF United States Bankruptcy Judge
Daniel A. Zazove—3104117 Barbara L. Yong—06184000 Karen G. Kranbuehl—90785088 Field & Golan 70 W. Madison, Suite 1500 Chicago, IL 60602 (312) 263-2300

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  EXHIBIT 2.4
UNITED STATES BANKRUPTCY COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION
ORDER APPROVING DISCLOSURE STATEMENT AND SUMMARY DISCLOSURE STATEMENT, AND FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS OF PLAN, DEADLINE FOR FILING OBJECTIONS TO CONFIRMATION OF THE PLAN, AND DATE FOR HEARING ON CONFIRMATION OF THE PLAN